  As filed with the Securities and Exchange Commission on December 29, 1999

                                                  Registration No. 333-_________

________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------
                                   SAUER INC.
             (Exact name of Registrant as specified in its charter)
                                  ------------
           Delaware                                     36-3482074
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                              2800 EAST 13TH STREET
                                AMES, IOWA 50010
                                 (515) 239-6000

          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                  ------------
                                SAUER-SUNDSTRAND
                     EMPLOYEES' SAVINGS AND RETIREMENT PLAN

             SAUER-SUNDSTRAND LASALLE FACTORY EMPLOYEE SAVINGS PLAN
                            (Full Title of the Plans)

                                  ------------
                               KENNETH D. MCCUSKEY
                             TREASURER AND SECRETARY
                                   SAUER INC.
                              2800 EAST 13TH STREET
                                AMES, IOWA 50010
                                 (515) 239-6364
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                  ------------
                                    COPY TO:
                            JAMES W. KAPP, JR., ESQ.
                         SPENCER FANE BRITT & BROWNE LLP
                         1000 WALNUT STREET, SUITE 1400
                           KANSAS CITY, MISSOURI 64106
                                 (816) 292-8141
                                  ------------
                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                           PROPOSED MAXIMUM        PROPOSED MAXIMUM
     TITLE OF SECURITIES              AMOUNT                OFFERING PRICE             AGGREGATE                   AMOUNT OF
       TO BE REGISTERED         TO BE REGISTERED(1)          PER SHARE(2)          OFFERING PRICE(2)           REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
value per share, and
participation interests in
the Sauer-Sundstrand
Employees' Savings and              1,000,000(3)               $9.875                $9,875,000.00                 $2,607.00
Retirement Plan and the
Sauer-Sundstrand LaSalle
Factory Employee Savings
Plan.
=================================================================================================================================

(1) The shares of Common Stock (the "Shares") of Sauer, Inc. (the "Registrant") being registered consist of 930,000 Shares to be acquired in open market purchases under the Sauer-Sundstrand Employees' Savings and Retirement Plan (the "Sauer-Sundstrand Plan") and 70,000 Shares to be acquired in open market purchases under the Sauer-Sundstrand LaSalle Factory Employee Savings Plan (the "LaSalle Plan") (the Sauer-Sundstrand Plan and the LaSalle Plan are referred to herein collectively as the "Plans").
(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended (the "Securities Act"). The price per share and aggregate offering price are based on the average of the high and low prices per share of the Shares as reported by the New York Stock Exchange on December 22, 1999.
(3) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans described herein.

                                   PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Sauer Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents filed by it with the
Commission:

         (a) The Registrant's Annual Report on form 10-K for the year ended December 31, 1998;

         (b) The Registrant's Quarterly Report on form 10-Q for the fiscal quarter ended April 4, 1999;

         (c) The Registrant's Quarterly Report on form 10-Q for the fiscal quarter ended July 4, 1999;

         (d) The Registrant's Quarterly Report on form 10-Q for the fiscal quarter ended October 3, 1999; and

         (e) The description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock") contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on May 7, 1998.

         In addition, all documents and reports filed by the Registrant or the Plans subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a provision in the certificate of incorporation of each corporation organized thereunder, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. The Restated Certificate of Incorporation of the Company eliminates the personal liability of directors to the fullest extent permitted by Delaware law.

         Section 145 of the DGCL ("Section 145"), in summary, empowers a Delaware corporation, within certain limitations, to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any suit or proceeding other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

         With respect to actions by or on behalf of the corporation, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided such person meets the standard of conduct described in the preceding paragraph, except that no indemnification is permitted in respect of any claim where such person has been found liable to the corporation, unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification and determines that such person is fairly and reasonably entitled to be indemnified.

         Article Ninth of the Restated Certificate of Incorporation of the Company provides for the indemnification of officers and directors and certain other parties of the Company to the fullest extent permitted by law. In addition, the Company has entered into Indemnification Agreements with its directors and certain officers pursuant to which the Company generally is obligated to indemnify its directors and officers to the maximum extent permitted by law. The Company also maintains directors and officers liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Reference is made to the Exhibit Index filed herewith.

         The Registrant has submitted the Plans and undertakes to have all amendments to the Plans submitted to the Internal Revenue Service (the "IRS") in a timely manner and to make all changes required by the IRS in order to maintain the qualification of the Plans under Section 401 of the Internal Revenue Code of 1986, as amended.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
                           Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ames, State of Iowa, on the 23rd day of December, 1999.

                                         SAUER INC.

                                         By: /s/ Kenneth D. McCuskey
                                             -------------------------------
                                         Name:  Kenneth D. McCuskey
                                         Title:  Treasurer and Secretary

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Tonio P. Barlage, David L. Pfeifle, and Kenneth D. McCuskey, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments and supplements, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or their substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                                  Title                                          Date
-----------------------------------------------------------------------------------------------------------

/s/ Klaus H. Murmann                    Chairman and Chief                            12/23/1999
----------------------------            Executive Officer and
Klaus H. Murmann                        Director (Principal
                                        Executive Officer)

Signatures                                  Title                                          Date
-----------------------------------------------------------------------------------------------------------

/s/ Tonio P. Barlage                    President and Chief                           12/23/1999
---------------------------             Operating Officer and
Tonio P. Barlage                        Director

/s/ David L. Pfeifle                    Executive Vice President                      12/23/1999
---------------------------             and Director
David L. Pfeifle

/s/ Nicola Keim                         Director                                      12/23/1999
---------------------------
Nicola Keim

/s/ Johannes F. Kirchhoff               Director                                      12/23/1999
---------------------------
Johannes F. Kirchhoff

/s/ Sven Murmann                        Director                                      12/23/1999
---------------------------
Sven Murmann

/s/ Augustin A. Ramirez                 Director                                      12/23/1999
---------------------------
Agustin A. Ramirez

/s/ Richard M. Schilling                Director                                      12/23/1999
---------------------------
Richard M. Schilling

/s/ Kenneth D. McCuskey                 Treasurer and Secretary                       12/23/1999
---------------------------             (Principal Accounting
Kenneth D. McCuskey                     Officer)


         The Plans. Pursuant to the requirements of the Securities Act of 1933, Institutional Trust Company, the trustee of the Sauer-Sundstrand Employees' Savings and Retirement Plan and the Sauer-Sundstrand LaSalle Factory Employee Savings Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 27, 1999.

                                        INSTITUTIONAL TRUST COMPANY

                                        By:      /s/ R. Eric Starr
                                                 --------------------------
                                                 R. Eric Starr
                                                 Trust Officer

                                   SAUER INC.

                                  EXHIBIT INDEX

Exhibit
Number                             Description
--------   ---------------------------------------------------------------------
4.1        Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1(c) to Amendment No. 1 to the
           Registrant's Registration Statement on Form S-1 (File No. 333-48299)
           filed with the Commission on April 23, 1998).

4.2 Restated By-laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1
           (File No. 333-48299) filed with the Commission on March 20, 1998).

4.3        Form of Certificate of the Common Stock of the Registrant
           (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (File No.
           333-48299) filed with the Commission on April 23, 1998).

4.4 Sauer-Sundstrand LaSalle Factory Employee Savings Plan, amended and restated as of January 1, 1998, and further amended by that certain
           First Amendment dated December 3, 1999, and further amended by that certain Second Amendment dated December 6, 1999.

4.5 Sauer-Sundstrand Employees' Savings and Retirement Plan, amended and restated as of December 3, 1999.

4.6        Trust Agreement dated August 31, 1998, by and between
           Sauer-Sundstrand Company and Institutional Trust Company, relating to the Sauer-Sundstrand LaSalle Factory Employee Savings Plan.

4.7        Trust Agreement dated August 31, 1998, by and between
           Sauer-Sundstrand Company and Institutional Trust Company, relating to the Sauer-Sundstrand Employees' Savings and Retirement Plan.

23.1       Consent of Arthur Andersen LLP.

24.1       Power of Attorney (included in Signature Page).
